Exhibit 99.15
                            SAFECO Common Stock Trust
                                 Rule 18f-3 Plan

         This Multiple Class Plan ("Plan") sets forth the multiple class structure for each series of SAFECO Common Stock Trust ("Trust") listed on Exhibit A (each a "Fund," together "Funds") as required by Rule 18f-3 under the Investment Company Act of 1940 ("1940 Act"). The classes offered by each Fund are listed on Exhibit A, as amended from time to time.

A. General Description of the Classes Offered

     1.   Investor Class Shares:

          Investor Class shares are offered directly to the public by SAFECO Securities, Inc. without any sales charge or Rule 12b-1 fee.

     2.   Advisor Class A Shares:

          Advisor Class A shares are offered only to investors who engage the services of an investment professional.

          Advisor Class A shares are subject to a maximum initial sales charge of 5.75% which is waived or reduced to the extent provided for in the then-current Advisor Class A prospectus.

          Advisor Class A Shares are subject to an annual service fee of .25% of the average daily net assets of the Advisor Class A shares pursuant to a Rule 12b-1 plan of distribution.

          Advisor Class A shares are subject to a contingent deferred sales charge ("CDSC") on redemptions of shares (1) purchased without an initial sales charge due to a sales charge waiver for purchases of $1 million or more and (2) held less than one year. The Advisor Class A CDSC is equal to 1% of the lesser of: (1) the net asset value of the shares at the time of purchase or (2) the net asset value of the shares at the time of redemption. Advisor Class A shares held less than one year and Advisor Class A shares acquired through reinvestment of dividends or capital gain distributions on shares otherwise subject to a Class A CDSC are not subject to the CDSC.

     3.   Advisor Class B Shares:

          Advisor Class B shares are offered only to investors who engage the services of an investment professional.

          Advisor Class B shares are subject to a maximum CDSC of 5%. The maximum CDSC for Advisor Class B shares is equal to 5% of the lesser of: (1) the net asset value of the shares at the time of purchase or
          (2) the net asset value of the shares at the time of redemption.

          The CDSC is waived or reduced to the extent provided for in the then-current Advisor Class B prospectus. In addition, Advisor Class B shares held six years or longer and Advisor Class B shares acquired through reinvestment of dividends or capital gain distributions are not subject to the CDSC.

          Advisor Class B shares are subject to an annual service fee of .25% of average daily net assets and a distribution fee of .75% of average daily net assets of the Advisor Class B shares, each paid pursuant to a Rule 12b-1 plan of distribution.

          Advisor Class B shares convert to Advisor Class A shares approximately six years after issuance at relative net asset value.

     4.   Advisor Class C Shares:

          Advisor Class C shares are offered only to investors who engage the services of an investment professional.

          Advisor Class C shares are subject to a maximum CDSC of 1%. The maximum CDSC for Advisor Class C shares is equal to 1% of the lesser of: (1) the net asset value of the shares at the time of purchase or
          (2) the net asset value of the shares at the time of redemption.

          The CDSC is waived or reduced to the extent provided for in the then-current Advisor Class C prospectus. In addition, Advisor Class C shares held one year or longer and Advisor Class C shares acquired through reinvestment of dividends or capital gain distributions are not subject to the CDSC.

          Advisor Class C shares are subject to an annual service fee of .25% of average daily net assets and a distribution fee of .75% of average daily net assets of the Advisor Class C shares, each paid pursuant to a Rule 12b-1 plan of distribution.

     5.   Institutional Class Shares:

          Institutional Class shares are offered directly to the public by SAFECO Securities, Inc. without any sales charge or Rule 12b-1 fee and are structured to be more suited to the institutional marketplace.


B. Expense Allocations of Each Class

     In addition to the distribution and service fees described above, certain other expenses may be attributable to a particular class of shares of each Fund. Expenses attributable to a specific class of shares are charged directly to the net assets of that class, and are thus borne on a pro rata basis by the outstanding shares of that class.

     Each class may pay a different amount of the following other expenses:

     1. transfer agent fees identified as being attributable to a specific class of shares;

     2. stationery, printing, postage and delivery expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class of shares;

     3. expenses of administrative personnel and services as required to support the shareholders of a specific class of shares;

     4. Trustees' fees or expenses incurred as a result of issues relating to a specific class of shares;

     5.   accounting expenses relating solely to a specific class of shares;

     6. auditors' fees, litigation expenses and legal fees and expenses relating to a specific class of shares; and

     7. expenses incurred in connection with shareholders' meetings as a result of issues relating to a specific class of shares.

C. Exchange Privileges

          Investor Class, Advisor Class A, Advisor Class B, and Advisor Class C shares of a Fund may be exchanged for shares of the corresponding class of other Funds of the Trust or of other SAFECO Mutual Funds offering such classes. Exchanges may be limited to the extent provided for in the then-current prospectus of each class.

D. Additional Information

          Each Fund's prospectus contains additional information about the classes and the multiple class structure. This Plan is subject to the terms of the then-current prospectus for the applicable classes; provided, however, that none of the terms set forth in any such prospectus shall be inconsistent with the terms of the classes contained in this Plan.

E. Date of Effectiveness

          This Plan, as amended, is effective as of January 6, 2003, provided that the Plan shall not become effective with respect to any Fund unless the Board of Trustees of the Trust ("Trustees") has found that the Plan is in the best interests of each class individually and each Fund as a whole, and further provided that the Plan has first been approved by the vote of a majority of the Trustees and by a vote of a majority of the Trustees who are not "interested Persons" of the Trust as defined in the 1940 Act.

                                    EXHIBIT A
                            SAFECO COMMON STOCK TRUST

This Multiple Class Plan pursuant to Rule 18f-3 applies to the following classes of the following Funds:

         1.      SAFECO Growth Opportunities Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C

         2.      SAFECO Equity Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C

         3.      SAFECO Dividend Income Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C

         4.      SAFECO Northwest Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C

         5.      SAFECO International Stock Fund
                        Investor Class
                        Institutional Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C

         6.      SAFECO Balanced Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B

         7.      SAFECO Small Company Value Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B


         8.      SAFECO Small Company Growth Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C

         9.       SAFECO U.S. Value Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B

         10.      SAFECO U.S. Growth Fund
                        Investor Class
                        Advisor Class A
                        Advisor Class B
                        Advisor Class C





As of January 6, 2003